Exhibit 99.1

NEWS ANNOUNCEMENT                 FOR IMMEDIATE RELEASE

NEXSTAR BROADCASTING REPORTS FOURTH QUARTER NET REVENUE OF $74.0 MILLION REFLECTING GROWTH IN CORE AD REVENUE, RETRANSMISSION, E-MEDIA AND MANAGEMENT FEE REVENUE

- Net Revenue Excluding Political Rises 11.1% to $70.8 Million -

- Fourth Quarter Operating Income Increases to $14.1 Million;
Free Cash Flow Rises to $13.1 Million -

Irving, TX – March 9, 2010 - Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported financial results for the fourth quarter ended December 31, 2009.

Summary 2009 Fourth Quarter Financial Highlights

Fourth Quarter Revenue Comparisons
($ in millions)	Three Months Ended December 31,
	2009	2008	Change
Local Revenue	$44.0	$41.6	+5.9%
National Revenue	$17.5	$15.8	+10.5%
Core Revenue (local and national)	$61.5	$57.4	+7.2%

Political Revenue	$3.7	$19.5	(81.1)%

e-MEDIA Revenue	$3.4	$2.8	+19.6%
Retransmission Consent Fee Revenue	$6.4	$3.9	+62.0%
Management Fee Revenue	$0.7	$0.0	-
Trade, Barter and Other Revenue	$6.6	$6.8	(1.4)%
Gross Revenue	$82.3	$90.4	(8.9)%

Net Revenue	$74.0	$80.3	(7.9)%
Net Revenue Excluding Political	$70.8	$63.8	+11.1%

Nexstar reported income from operations for the three months ended December 31, 2009 of $14.1 million, compared with a $17.5 million operating loss in the quarter ended December 31, 2008, which included a $33.9 million impairment charge.  Broadcast cash flow totaled $28.8 million in the fourth quarter of 2009 compared with $34.7 million for the same period in 2008.  Adjusted EBITDA totaled $24.7 million for the fourth quarter of 2009, compared with $30.3 million in the fourth quarter of 2008.  Free cash flow in the quarter ended December 31, 2009 was $13.1 million, compared with $7.4 million in the comparable period of 2008.

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Nexstar Broadcasting Group Q4 2009 Results, 3/9/10                                              page 2

CEO Comment
Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Highlighting the benefits of our revenue diversification initiatives, Nexstar generated strong fourth quarter financial results despite the cyclical impact of significantly lower political advertising.  With the improving economy and the successful execution of our new business development strategies, Nexstar generated a 6% year-over-year increase in non political gross local spot revenue and an 11% rise in non political gross national spot revenue.  Of note, automotive related advertising rose on a quarterly sequential basis throughout 2009 and in the fourth quarter improved by over 25% compared with the third quarter.  Although fourth quarter automotive advertising revenue declined 7.7% from last year’s levels, Nexstar generated an overall increase in billings from its top ten advertising categories in the 2009 fourth quarter.

“Reflecting further success in leveraging our core television operations into new revenue streams, these gains were complemented by continued significant double digit growth in fourth quarter retransmission consent fee revenue which rose 62.0% to $6.4 million while e-MEDIA revenues rose 19.6% to $3.4 million, a record level of quarterly revenue from this source.  In a year when the majority of our broadcast TV peers experienced new media revenue declines, the continued outsized growth of our e-Media platform again validates our differentiated approach to this business.  The 2009 fourth quarter represents our thirteenth consecutive period of revenue growth from Nexstar’s community web portal strategy and 2009 e-MEDIA revenue posted a very solid 15% gain over 2008.  In addition to the significant year-over year revenue growth from these sources, Nexstar also recorded approximately $0.7 million of management fee revenue in the 2009 fourth quarter.

“With our focus throughout 2009 on expense management, total fourth quarter 2009 operating expenses declined approximately 6.3% from the same period last year when excluding the impairment charge.  Free cash flow of $13.1 million in the fourth quarter of 2009, a 78.1% rise over last year, benefited from reduced capital expenditures related to the completion of digital television conversion spending and a reduction in cash interest expense.

“We believe our fourth quarter results provide strong evidence that we continue to be an industry leader in generating increases in core advertising activity, an important industry metric,  and this trend is extending into 2010 and will be reflected in the first quarter results and throughout the year.  With the ad environment improving and auto advertising increasing, Nexstar expects a return to growth in 2010. Operating results will benefit from increases in overall advertiser spending, the strength of the Super Bowl and Olympic broadcasts, significant political revenue and continued growth of revenue derived from retransmission agreements, e-MEDIA, and management fees.  In addition, with Nexstar’s de-leveraging initiatives, streamlined operating and cost structure and limited 2010 cap-ex commitments, we have substantial operating leverage in our model and are confident that Nexstar is well positioned to generate significant free cash flow in 2010 which will be deployed for debt reduction and new value creating initiatives.”
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Nexstar Broadcasting Group Q4 2009 Results, 3/9/10                                              page 3

Outstanding Debt
The Company’s total debt at December 31, 2009 was $670.4 million.  As defined in the Company’s credit agreement, consolidated total net debt was $495.7 at December 31, 2009.  This excludes approximately $132.3 million of senior subordinated 7% PIK notes as well as approximately $42.4 million of senior subordinated 12% PIK notes.  As defined in the Company’s credit agreement, the Company’s total leverage ratio at December 31, 2009 was 6.8x compared to a total permitted leverage covenant of 8.75x.

Fourth Quarter Conference Call
Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 703/639-1212 (domestic and international callers); no access code is needed.  In addition, a live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), non-cash contract termination fees, non-cash impairment charges, loss (gain) on asset exchange and loss (gain) on asset disposal, net, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), non-cash contract termination fees, non-cash impairment charges, loss (gain) on asset exchange, loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.  For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

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Nexstar Broadcasting Group Q4 2009 Results,                                                  page 4

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group currently owns, operates, programs or provides sales and other services to 62 television stations in 34 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama, New York, Rhode Island, Utah and Florida.  Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW and reaches approximately 13 million viewers or approximately 11.5% of all U.S. television households.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter                              Joseph Jaffoni
Chief Financial Officer                         Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.                                                                                         (212) 835-8500 or nxst@jcir.com
(972) 373-8800

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Nexstar Broadcasting Group Q4 2009 Results,                                                  page 5

Nexstar Broadcasting Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Net revenue	$73,960	$80,314	$251,979	$284,919

Operating expenses:
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	17,558	18,274	70,549	72,056
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	19,183	20,389	70,964	74,995
Restructure charge	-	-	670	-
Non-cash contract termination fee (1)	-	-	191	7,167
Impairment of goodwill and intangible assets (2)	-	33,858	16,164	82,395
Gain on asset exchange	(1,383)	(697)	(8,093)	(4,776)
Loss (gain) on asset disposal, net	253	254	(2,560)	(43)
Trade and barter expense	5,906	4,839	18,699	17,936
Corporate expenses	4,062	4,439	18,561	15,473
Amortization of broadcast rights, excluding barter	2,670	2,016	13,248	8,718
Amortization of intangible assets	5,933	9,029	23,705	28,129
Depreciation	5,677	5,374	21,680	21,024

Total operating expenses	59,859	97,775	243,778	323,074

Income (loss) from operations	14,101	(17,461)	8,201	(38,155)
Interest expense, including amortization of debt financing costs	(11,803)	(12,431)	(39,236)	(48,832)
Gain on debt retirement	-	2,897	18,567	2,897
Interest and other income	4	89	54	715

Income (loss) before income taxes	2,302	(26,906)	(12,414)	(83,375)
Income tax (expense) benefit	(1,335)	5,626	(200)	5,316

Net income (loss)	$967	$(21,280)	$(12,614)	$(78,059)

Basic and diluted net income (loss) per share	$0.03	$(0.75)	$(0.44)	$(2.75)
Basic and diluted weighted average number of shares outstanding	28,430	28,425	28,427	28,423

(1)
In the twelve month periods ended December 31, 2009 and December 31, 2008 the Company recorded pre-tax, non-cash charges of $0.2 million and $7.2 million, respectively related to a contract termination.

(2)
In the three months ended December 31, 2008 the Company recorded a pre-tax, non-cash impairment charge of $33.9 million related to goodwill, network affiliation agreements and broadcast licenses.  In the twelve month periods ended December 31, 2009 and December 31, 2008 the Company recorded pre-tax, non-cash impairment charges of $16.1 million and $82.4 million, respectively related to goodwill, network affiliation agreements and broadcast licenses.

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Nexstar Broadcasting Group Q4 2009 Results,                                                  page 6

Nexstar Broadcasting Group, Inc.
Reconciliation Between Actual Consolidated Statements of Operations
and Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Income (loss) from operations	$14,101	$(17,461)	$8,201	$(38,155)
Add:
Depreciation	5,677	5,374	21,680	21,024
Amortization of intangible assets	5,933	9,029	23,705	28,129
Amortization of broadcast rights, excluding barter	2,670	2,016	13,248	8,718
Impairment of goodwill and intangible assets	-	33,858	16,164	82,395
Gain on asset exchange	(1,383)	(697)	(8,093)	(4,776)
Loss (gain) on asset disposal, net	253	254	(2,560)	(43)
Corporate expenses	4,062	4,439	18,561	15,473
Non-cash contract termination fees	-	-	191	7,167

Less:
Payments for broadcast rights	2,504	2,111	9,315	8,239

Broadcast cash flow	$28,809	$34,701	$81,782	$111,693

Less:
Corporate expenses	4,062	4,439	18,561	15,473
Adjusted EBITDA	$24,747	$30,262	$63,221	$96,220

Nexstar Broadcasting Group, Inc.
Reconciliation Between Actual Consolidated Statements of Operations
and Free Cash Flow (Non-GAAP Measure)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Income (loss) from operations	$14,101	$(17,461)	$8,201	$(38,155)

Add:
Depreciation	5,677	5,374	21,680	21,024
Amortization of intangible assets	5,933	9,029	23,705	28,129
Amortization of broadcast rights, excluding barter	2,670	2,016	13,248	8,718
Impairment of goodwill and intangible assets	-	33,858	16,164	82,395
Gain on asset exchange	(1,383)	(697)	(8,093)	(4,776)
Loss (gain) on asset disposal, net	253	254	(2,560)	(43)
Non-cash stock option expense	382	427	1,494	2,255
Non-cash contract termination fees	-	-	191	7,167

Less:
Payments for broadcast rights	2,504	2,111	9,315	8,239
Cash interest expense	7,337	10,655	25,249	41,136
Capital expenditures	4,681	12,674	19,028	30,793
Cash income taxes, net of refunds	-	-	523	178

Free cash flow	$13,111	$7,360	$19,915	$26,368

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